Exhibit 5.1

April 11, 2014

Paramount Gold and Silver Corp.
665 Anderson Street
Winnemucca, NV 89445

Re:	Registration Statement on Form S-3 (File No. 333-194411)

Ladies and Gentlemen:

We have acted as special counsel to Paramount Gold and Silver Corp., a Delaware corporation (the “Company”), in connection with the Controlled Equity OfferingSM Sales Agreement, dated April 11, 2014 (the “Agreement”), by and between the Company and Cantor Fitzgerald & Co., pursuant to which the Company may issue and sell up to $30,000,000 of shares of common stock, $0.001 par value per share (the “Shares”). The Shares are being offered and sold pursuant to a prospectus supplement, dated April 11, 2014 (the “Prospectus Supplement”), and the Company’s registration statement on Form S–3 (File No. 333-194411) under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) and declared effective on March 31, 2014 (the “Registration Statement”).

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. Our opining herein is limited to the General Corporation Law of the State of Delaware.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Shares have been duly authorized, are validly issued, fully paid and non-assessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.  We consent to the use of this opinion as an exhibit to the Form 8-K and further consent to all references to us, if any, in the Registration Statement, the Prospectus Supplement constituting a part thereof and any amendments thereto.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ LeClairRyan, A Professional Corporation

One Riverfront Plaza, 1037 Raymond Boulevard, Sixteenth Floor
Newark, New Jersey 07102
Phone: 973.491.3600 \ Fax: 973.491.3555

CALIFORNIA \ COLORADO \ CONNECTICUT \ MARYLAND \ MASSACHUSETTS \ MICHIGAN \ NEW JERSEY \ NEW YORK \ PENNSYLVANIA \ VIRGINIA \ WASHINGTON, D.C.

Paul D. Drobbin \ Attorney in charge, Newark office \ LeClairRyan is a Virginia professional corporation